                  CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-4) and related Prospectus of Jarden Corporation and subsidiaries ("the Company") for the registration of an offer to exchange $30,000,000 principal amount of the Company's 9 3/4% senior subordinated notes due 2012 and to the incorporation by reference therein of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Jarden Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
New York, New York
September 30, 2003

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-4) and related Prospectus of Jarden Corporation and subsidiaries ("the Company") for the registration of an offer to exchange $30,000,000 principal amount of the Company's 9 3/4% senior subordinated notes due 2012 and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Diamond Brands International, Inc. and its subsidiaries included in the Company's Current Report on Form 8-K/A filed on March 7, 2003 with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
New York, New York
September 30, 2003